UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

1606 Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56467	86-1497346
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2425 E. Camelback Rd Suite 150 Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(602) 481-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2026, 1606 Corp., a Nevada corporation (the "Company"), and Jefferson Enterprise Energy, LLC, a Texas limited liability company ("Seller"), entered into the Second Amendment to Purchase and Sale Agreement (the "Second Amendment"), further amending that certain Purchase and Sale Agreement effective as of March 12, 2026 (as previously amended by the First Amendment dated April 13, 2026, the "Agreement"), relating to the Company's purchase of certain real property and related assets located in Angelina County, Texas.

The Second Amendment extends the closing date under the Agreement from May 22, 2026 to October 31, 2026 and the total purchase price of $11,168,864 remains unchanged. As consideration for the extension, the Company shall pay Seller $312,000 (the "Extension Fee") within one (1) business day after May 27, 2026, comprised of (i) a $75,000 Operational Offset Amount, which is fully earned by Seller upon receipt and non-refundable except as described below, and (ii) a $237,000 Tax Contribution to be applied by Seller toward resolution of certain ad valorem tax litigation affecting the property (the "Tax Suit"), which will be credited against the purchase price if closing occurs. The $250,000 in earnest money previously paid by the Company pursuant to the First Amendment remains fully earned by Seller and non-refundable. If Seller has not entered into a written payment plan or settlement with the applicable taxing authorities with respect to the Tax Suit on or before June 12, 2026, the Agreement will automatically terminate and Seller shall refund the entire Extension Fee to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1606 Corp.

Date: June 2, 2026	By:	/s/ Austen Lambrecht
Austen Lambrecht, Chief Executive Officer

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